                                                Registration No. 333-___________

      As filed with the Securities and Exchange Commission on July 2, 2001


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                -----------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                                -----------------

                              BLACK BOX CORPORATION


             DELAWARE                                       95-3086563
     (State or jurisdiction of                           (I.R.S. Employer
   Incorporation or organization)                       Identification No.)

                                 1000 PARK DRIVE
                          LAWRENCE, PENNSYLVANIA 15055
                    (Address of principal executive offices)

                                -----------------

                              BLACK BOX CORPORATION
                             1992 STOCK OPTION PLAN
                            (Full title of the plan)

                                -----------------

     ANNA M. BAIRD, CHIEF FINANCIAL OFFICER                           COPIES OF COMMUNICATIONS TO:
              BLACK BOX CORPORATION                                      Ronald Basso, Esquire
                 1000 PARK DRIVE                              Buchanan Ingersoll Professional Corporation
          LAWRENCE, PENNSYLVANIA 15055                                     One Oxford Centre
     (Name and address of agent for service)                          301 Grant Street, 20th Floor
                  412-873-6788                                         Pittsburgh, PA 15219-1410
     (Telephone number of agent for service)                                  412-562-8800

                                -----------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                        PROPOSED
                                                        MAXIMUM         PROPOSED MAXIMUM
  TITLE OF SECURITIES TO BE        AMOUNT TO BE      OFFERING PRICE    AGGREGATE OFFERING         AMOUNT OF
          REGISTERED                REGISTERED         PER SHARE              PRICE           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
         Common Stock              1,514,213            $50.92 (1)         $77,103,726 (1)          $19,276 (1)
 (par value $.001 per share)   ----------------------------------------------------------------------------------
                                      35,787           $68.365 (2)          $2,446,578 (2)             $612 (2)
-----------------------------------------------------------------------------------------------------------------
TOTAL                              1,550,000 shares         --                                      $19,888
=================================================================================================================

(1) In accordance with Rule 457(h), such price is the weighted average price at which the options with respect to such shares may be exercised.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). In accordance with Rule 457(h), such price is the average of the high and low sale prices for the Common Stock as quoted on the Nasdaq National Market System on June 29, 2001, as reported in The Wall Street Journal, Midwest Edition, on July 2, 2001.

           INCORPORATION OF PRIOR REGISTRATION STATEMENTS BY REFERENCE

         Black Box Corporation, formerly known as MB Communications, Inc. (the "Corporation"), hereby incorporates by reference into this Registration Statement the information contained in the Corporation's earlier Registration Statements, File Nos. 33-75254, 33-92656, 333-1978, 333-34839, and 333-81521
relating to the Corporation's 1992 Stock Option Plan and amendments thereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 2nd day of July, 2001.

                                    BLACK BOX CORPORATION


                                    By:  /s/ Fred C. Young
                                       --------------------------------------
                                         Fred C. Young
                                         Chairman and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Fred C. Young and Anna M. Baird, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 2nd day of July, 2001.


           SIGNATURE                                                CAPACITY
  /s/ William F. Andrews                                     Director
-----------------------------------------------------
William F. Andrews

  /s/ Thomas G. Greig                                        Director
-----------------------------------------------------
Thomas G. Greig

  /s/ William R. Newlin                                      Director
-----------------------------------------------------
William R. Newlin

  /s/ Brian D. Young                                         Director
-----------------------------------------------------
Brian D. Young

  /s/ Fred C. Young                                          Chairman of the Board and Chief Executive Officer
-----------------------------------------------------            (Principal Executive Officer)
Fred C. Young


  /s/ Anna M. Baird                                          Vice President, Chief Financial Officer, Secretary and
-----------------------------------------------------            Principal Accounting Officer
Anna M. Baird



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



                                  EXHIBIT INDEX



   Exhibit No.                           Description
   -----------                           -----------
      5.01          Opinion of Buchanan Ingersoll Professional Corporation

     23.01          Consent of Arthur Andersen LLP, Independent Public Accountants

     23.02          Consent of Buchanan Ingersoll Professional Corporation
                      (contained in opinion filed as Exhibit 5.01 hereto)

     24.01          Powers of Attorney (contained herein on signature page)



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